UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934 (Amendment No.  )

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☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement
☒	Definitive Additional Materials

United States Cellular Corporation (Name of Registrant As Specified In Its Charter)

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☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a–101) per Item 1 of this Schedule and Exchange Act Rules 14c–5(g) and 0–11.

V55211-Z88344 Important Notice Regarding the Availability of Information Statement WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY See the reverse side for instructions on how to access materials. You are receiving this communication because you hold securities in the company listed above. They have released informational materials that are now available for your review. This notice provides instructions on how to access UNITED STATES CELLULAR CORPORATION materials for informational purposes only. You may view the materials online at www.materialnotice.com and easily request a paper or e-mail copy (see reverse side). UNITED STATES CELLULAR CORPORATION

V55212-Z88344 Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. How to View Online: Visit: www.materialnotice.com. Have the information that is printed in the box marked by the arrow above. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these materials, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.materialnotice.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@materialnotice.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow above in the subject line. Materials Available to VIEW or RECEIVE:

V55213-Z88344 The purpose of the Information Statement is to inform you of the action taken by written consent of the holder of a majority of the voting power of the outstanding shares of capital stock of United States Cellular Corporation (“USCC”) to approve the Securities Purchase Agreement, dated as of May 24, 2024 (the “Agreement”), by and among USCC, Telephone and Data Systems, Inc., T-Mobile US, Inc. (“T-Mobile”), and USCC Wireless Holdings, LLC, a wholly owned subsidiary of USCC. Pursuant to the Agreement, USCC has agreed to sell its wireless operations and select spectrum assets to T-Mobile for $4,400,000,000, payable in a combination of cash and the assumption of up to approximately $2 billion in debt, subject to certain adjustments. The Agreement and the transactions contemplated thereby (the “Transactions”) are described in more detail in the Information Statement. The action by written consent described in the Information Statement constitutes the only shareholder approval required to approve the Agreement and the Transactions under the Delaware General Corporation Law, USCC's Amended and Restated Certificate of Incorporation, and USCC's Amended and Restated Bylaws. No further action by any other stockholder of USCC is required under applicable law or the Agreement (or otherwise) in connection with the adoption of the Agreement and the Transactions. As a result, USCC is not soliciting your vote for the adoption of the Agreement and will not call a stockholders' meeting for purposes of voting on the adoption of the Agreement and the Transactions. You do not need to do anything in response to this notice and the Information Statement, and we are not soliciting your consent or proxy for approval of the Agreement and the Transactions. The Transactions will become effective no earlier than the 40th calendar day after the Notice of Internet Availability of Information Statement is first made available to USCC's stockholders. The Information Statement is being distributed and made available on or about July 26, 2024, to stockholders of record as of the close of business (Eastern time) on May 24, 2024, the record date for this distribution, and is supplementally being mailed to all beneficial owners as of July 1, 2024. Pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, you are receiving this notice that the Information Statement is available on the internet. This communication presents only an overview of the Information Statement available to you on the internet. We encourage you to access and review all of the important information contained in the Information Statement. IMPORTANT NOTICE REGARDING THE AVAILABILITY OF INFORMATION STATEMENT WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

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